UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of principal executive offices)	(Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 23, 2005, the Registrant entered into a lease (the “Lease”) with A-1 Moving & Storage, an unrelated third party (the “Landlord”), pursuant to which the Registrant agreed to lease an aggregate of 39,600 square feet of warehouse and office space located at 1353 Dayton Street, Salinas, California (the “Property”) for an initial term of five years. The Landlord purchased the Property in an arm’s-length transaction from the Registrant’s previous landlord, Elliott-Mair Salinas LLC, an entity comprised of the Registrant’s Chief Executive Officer and another former significant stockholder (“Elliott-Mair”). The Lease replaces the Registrant’s existing lease, dated as of August 9, 2000, with Elliott-Mair for the same amount of square footage at the Property, which lease was scheduled to expire on August 8, 2005.

In addition to its proportionate share of Landlord’s operating expenses, under the Lease the Registrant must pay the Landlord a monthly base rent of $13,225 from June 1 to September 30, 2005; $14,450 from October 1, 2005 to June 30, 2007; and $14,625 from July 1, 2007 to May 31, 2010. The Registrant has an option to extend the lease term for an additional period of five years commencing on June 1, 2010. A copy of the Lease is attached to this current report as Exhibit 10.1 and is incorporated by reference to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

10.1	Commercial Lease, dated as of May 23, 2005, by and between A-1 Moving & Storage and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 26, 2005

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Diane Kayser
Name:	Diane Kayser
Title:	Executive Vice President and
Chief Financial Officer